Exhibit 10(a)

DATED 23rd FEBRUARY 2018

BCP (MILTON KEYNES) LLP (1)

and

WD-40 COMPANY LIMITED (2)

CONTRACT FOR THE SALE OF

252 UPPER THIRD STREET, MILTON KEYNES, MK9 1NP

52 – 54 The Green, Banbury, OX16 9AB

TEL: 01295 204000

FAX: 01295 204080

E-MAIL: enquiries@se-law.co.uk

REF: AAW/112453.51

THIS CONTRACT is dated 23rd February 2018

PARTIES

(1)

BCP (MILTON KEYNES) LLP incorporated and registered in England and Wales with company number OC359964 whose registered office is at 4 Waterside Way, The Lakes, Bedford Road, Northampton NN4 7XD (the Seller); and

(2)	WD-40 COMPANY LIMITED incorporated and registered in England and Wales with company number 01755958 whose registered office is at Brick Close, Kiln Farm, Milton Keynes MK11 3LJ (the Buyer).

AGREED TERMS

1.	Interpretation

The following definitions and rules of interpretation apply in this Contract.

1.1	Definitions:

Buyer's Conveyancer means Maples Teesdale LLP, 30 King Street, London EC2V 8EE (for the attention of Chris Wilkinson)

Completion Date means on or before the 23rd February 2018.

Contract Rate means interest at 3% per annum above the base rate from time to time of Barclays Bank plc.

Electronic Payment means payment by electronic means in same day cleared funds from an account held in the name of the Buyer’s Conveyancer at a clearing bank to an account in the name of the Seller’s Conveyancer.

Part 1 Conditions means the conditions in Part 1 of the Standard Commercial Property Conditions (Third Edition) and Condition means any one of them.

Part 2 Conditions means the conditions in Part 2 of the Standard Commercial Property Conditions (Third Edition).

Property means the freehold property at 252 Upper Third Street, Milton Keynes, MK9 1NP and registered at HM Land Registry with title absolute under title number BM150678.

Purchase Price means £5,000,000(exclusive of VAT).

Seller's Conveyancer means Spratt Endicott, 52/54 The Green, South Bar Street, Banbury, OX16 9AB for the attention of Andrew Woods (Ref: AAW/112453.51)

VAT means value added tax chargeable in the UK or elsewhere.

Written Replies means:

(a)	written replies (including replies given by email) that the Seller's Conveyancer has given prior to exchange of this agreement to any written enquiries raised by the Buyer's Conveyancer; or
(b)	written replies (including replies given by email) to written enquiries given prior to exchange of this agreement by the Seller's Conveyancer to the Buyer's Conveyancer.

1.2	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.3

Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it.

1.4

A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to time and shall include all subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.

1.5	Except where a contrary intention appears, a reference to a clause or Schedule is a reference to a clause of or Schedule to this Contract.
1.6	Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules of this Contract and references to paragraphs are to paragraphs of the relevant Schedule.
1.7	Clause, Schedule and paragraph headings shall not affect the interpretation of this Contract.
1.8	The Schedules form part of this Contract and shall have effect as if set out in full in the body of this Contract. Any reference to this Contract includes the Schedules.
1.9	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.10	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.11	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.
1.12	A reference to writing or written includes email.
2.	Sale and purchase
2.1	The Seller will sell and the Buyer will buy the Property for the Purchase Price on the terms of this Contract.
2.2	The Buyer cannot require the Seller to:
2.2.1	transfer the Property or any part of it to any person other than the Buyer; or
2.2.2	transfer the Property in more than one parcel or by more than one transfer; or
2.2.3	apportion the Purchase Price between different parts of the Property.
3.	Conditions
3.1	The Part 1 Conditions are incorporated in this Contract so far as they:
3.1.1	apply to a sale by private treaty;
3.1.2	relate to freehold property;

3.1.3	are not inconsistent with the other clauses in this Contract; and
3.1.4	have not been modified or excluded by any of the other clauses in this Contract.
3.2	The terms used in this Contract have the same meaning when used in the Part 1 Conditions.
3.3	The following Conditions are amended:
3.3.1	Condition 1.1.1(c) is amended so that reference to "clearing bank" means a bank which is a direct participant in the CHAPS system operated by the Bank of England.
3.3.2	Condition 1.1.1(d) is amended so that reference to the completion date in Condition 1.1.1(d) refers instead to the Completion Date as defined in this Contract.
3.3.3	Condition 1.1.1(e) is amended so that reference to the contract rate in Condition 1.1.1(e) refers instead to the Contract Rate as defined in this Contract.
3.3.4	Condition 1.1.1(o) is amended so that reference to VAT in Condition 1.1.1(o) refers instead to VAT as defined in this Contract.
3.3.5	Condition 7.6.3 is amended so that reference to "Condition 4.1.2" is reference to "clause 8".
3.4	Condition 1.1.4(a) does not apply to this Contract.
3.5	The Part 2 Conditions are not incorporated into this Contract.
4.	Risk and insurance
4.1	With effect from exchange of this Contract, the Property is at the Buyer's risk and the Seller is under no obligation to the Buyer to insure the Property.
4.2

No damage to or destruction of the Property nor any deterioration in its condition, however caused, will entitle the Buyer either to any reduction of the Purchase Price or to refuse to complete or to delay completion.

4.3	Conditions 8.2.2, 8.2.3 and 8.2.4(b) do not apply to this Contract.
5.	Deducing title
5.1	The Seller's title to the Property has been deduced to the Buyer's Conveyancer before the date of this Contract.
5.2

The Buyer is deemed to have full knowledge of the title provided that the Seller has disclosed all such matters of which it has or should reasonably have knowledge and is not entitled to raise any objection, enquiry or requisition in relation to it save in relation to the usual pre-completion searches.

5.3	Conditions 7.1, 7.2, 7.3.1 and 7.4.2 do not apply to this Contract.
6.	Vacant possession
6.1	The Property will be sold with vacant possession on completion.

7.	Title guarantee
7.1	Subject to the other provisions of this clause, the Seller will transfer the Property with full title guarantee.
7.2	The implied covenants for title are modified so that:
7.2.1	the covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to costs arising from the Buyer's failure to:
a)	make searches that a prudent buyer would be expected to make; or
b)	raise requisitions on title or on the results of the Buyer's searches.
7.2.2	The covenant set out in section 3 of the Law of Property (Miscellaneous Provisions) Act 1994 will extend only to charges or incumbrances created by the Seller.
7.3	Condition 7.6.2 does not apply to this Contract.
8.	Matters affecting the Property
8.1	The Seller will sell the Property free from incumbrances other than:
8.1.1	any matters, contained or referred to in the entries or records made in registers maintained by HM Land Registry as at 20 January 2018 at 09:15:06 under title number BM150678.
8.1.2	any matters that a prudent buyer would be reasonably expected to discover by inspection of the Property before the date of this Contract;
8.1.3	any matters which the Seller does not and could not reasonably know about;
8.1.4	any matters disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this Contract;
8.1.5	public requirements;
8.1.6	any matters which are unregistered interests which override registered dispositions under Schedule 3 to the Land Registration;
8.1.7	all matters disclosed in written information by the Seller's Conveyancer to the Buyer's Conveyancer (including but without limitation where provided by the Seller's Conveyancer by email).
8.2	Conditions 4.1.1, 4.1.2 and 4.1.3 do not apply to this Contract.
8.3

The Buyer is deemed to have full knowledge of the matters referred to in clause 8.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them. Save for any objections or requisitions identified as a result of the Buyer's standard pre-completion searches and requisitions on title.

9.	Transfer
9.1	The transfer to the Buyer will be in the agreed form annexed to this Contract.

10.	VAT
10.1	Each amount stated to be payable by the Buyer to the Seller under or pursuant to this Contract is exclusive of VAT (if any).
10.2

If any VAT is chargeable on any supply made by the Seller under or pursuant to this Contract, the Buyer will on receipt of a valid VAT invoice, pay the Seller an amount equal to that VAT as additional consideration on completion.

10.3	Conditions 2.1 and 2.2 do not apply to this Contract.
11.	Completion
11.1	Completion will take place on the Completion Date but time is not of the essence of the contract unless a notice to complete has been served.
11.2	Condition 9.1.1 does not apply to this Contract.
11.3

Condition 1.1.3(b) is amended to read: "in the case of the seller, even though a mortgage remains secured on the property, if the amount to be paid on completion enables the property to be transferred freed of all mortgages, (except those to which the sale is expressly subject) or if the seller produces reasonable evidence that this is the case."

11.4	Condition 9.4 is amended to add, "(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion".
11.5	Condition 9.7 is amended to read: "The buyer is to pay the money due on completion by Electronic Payment and, if appropriate, by an unconditional release of a deposit held by a stakeholder".
12.	warranties
12.1

The Seller for a period of 6 months only from the date hereof shall use all reasonable but commercially sensible endeavours to procure warranties in favour of the Buyer from GLP Consulting Engineers Limited and Salvus Associates Limited in connection with their roles as building contractor and Lead Consultant respectively relating to the refurbishment of the Property undertaken by the Seller.

13.	Buyer's acknowledgement of condition

The Buyer acknowledges that before the date of this Contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property. The Buyer has formed the Buyer's own view as to the condition of the Property and the suitability of the Property for the Buyer's purposes.

14.	Entire agreement
14.1

This Contract constitutes the whole agreement between the parties and supersede[s] all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to its subject matter.

14.2

The Buyer acknowledges that in entering into this Contract the Buyer does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those:

14.2.1	set out in this Contract or
14.2.2	contained in any Written Replies.
15.	Joint and several liability
15.1

Where the Buyer comprises more than one person, those persons will be jointly and severally liable for the Buyer’s obligations and liabilities arising under this Contract. The Seller may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

15.2

Where the Seller comprises more than one person, those persons will be jointly and severally liable for the Seller’s obligations and liabilities arising under this Contract. The Buyer may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

15.3	Condition 1.2 does not apply to this Contract.
16.	Notices
16.1	Any notice given under this Contract must be in writing and signed by or on behalf of the party giving it.
16.2	Any notice or document to be given or delivered under this Contract must be:
16.2.1	delivered by hand; or
16.2.2	sent by pre-paid first class post or other next working day delivery service.
16.3	Any notice or document to be given or delivered under this Contract must be sent to the relevant party as follows:
16.3.1	to the Seller at:

4 Waterside Way, The Lakes, Bedford Road, Northampton NN4 7XD

marked for the attention of: Andrew Barlow

or at the Seller's Conveyancer, quoting the reference AAW/112453.51

16.3.2	to the Buyer at:

Brick Close, Kiln Farm, Milton Keynes MK11 3LJ

marked for the attention of: William Noble

or at the Buyer's Conveyancer, quoting the reference Chris Wilkinson.

or as otherwise specified by the relevant party by notice in writing to the other party.

16.4	Any change of the details in clause 16.3 specified in accordance with that clause shall take effect for the party notified of the change at 9.00 am on the later of:
16.4.1	the date, if any, specified in the notice as the effective date for the change; or
16.4.2	the date five working days after deemed receipt of the notice.

16.5	Giving or delivering a notice or a document to a party's conveyancer has the same effect as giving or delivering it to that party.
16.6	Any notice or document given or delivered in accordance with clause 16.1, clause 16.2 and clause 16.3 will be deemed to have been received:
16.6.1

if delivered by hand, on signature of a delivery receipt or at the time the notice or document is left at the address] provided that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day; or

16.6.2	if sent by pre-paid first class post or other next working day delivery service, at 9.00 am on the second working day after posting ; or
16.7	In proving delivery of a notice or document, it will be sufficient to prove that:
16.7.1	a delivery receipt was signed or that the notice or document was left at the address; or
16.7.2	the envelope containing the notice or document was properly addressed and posted by pre-paid first class post or other next working day delivery service.
16.8	A notice or document given or delivered under this Contract shall not be validly given or delivered if sent by email.
16.9	Condition 1.3 does not apply to this Contract.
16.10	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
17.	Third party rights
17.1	A person who is not a party to this Contract shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Contract.
17.2	Condition 1.5 does not apply to this Contract.
18.	Governing law

This Contract and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

19.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Contract or its subject matter or formation (including non-contractual disputes or claims).

This agreement has been entered into on the date stated at the beginning of it.

BCP (MILTON KEYNES) LLP
Signed by Joanna Greenslade for and on behalf of BCP (MILTON KEYNES) LLP	/s/ JOANNA GREENSLADE Member

Signed by : William Noble for and on behalf of WD-40 COMPANY LIMITED	/s/ WILLIAM NOBLE Director

Schedule 1 Transfer

Any parts of the form that are not typed should be completed in black ink and in block capitals.

If you need more room than is provided for in a panel, and your software allows, you can expand any panel in the form. Alternatively use continuation sheet CS and attach it to this form.

Leave blank if not yet registered.	1	Title number(s) of the property: BM150678
Insert address including postcode (if any) or other description of the property, for example ‘land adjoining 2 Acacia Avenue’.	2	Property: 252 Upper Third Street, Milton Keynes, MK9 1NP
Remember to date this deed with the day of completion, but not before it has been signed and witnessed.	3	Date:
Give full name(s) of all the persons transferring the property. Complete as appropriate where the transferor is a company.	4

Transferor:

BCP (MILTON KEYNES) LLP

For UK incorporated companies/LLPs

Registered number of company or limited liability partnership including any prefix: OC359964

For overseas companies

(a) Territory of incorporation:

(b) Registered number in the United Kingdom including any prefix:

Give full name(s) of all the persons to be shown as registered proprietors. Complete as appropriate where the transferee is a company. Also, for an overseas company, unless an arrangement with HM Land Registry exists, lodge either a certificate in Form 7 in Schedule 3 to the Land Registration Rules 2003 or a certified copy of the constitution in English or Welsh, or other evidence permitted by rule 183 of the Land Registration Rules 2003.	5

Transferee for entry in the register:

WD-40 COMPANY LIMITED

For UK incorporated companies/LLPs

Registered number of company or limited liability partnership including any prefix: 01755958

For overseas companies

(a) Territory of incorporation:

(b) Registered number in the United Kingdom including any prefix:

Each transferee may give up to three addresses for service, one of which must be a postal address whether or not in the UK (including the postcode, if any). The others can be any combination of a postal address, a UK DX box number or an electronic address.	6	Transferee’s intended address(es) for service for entry in the register: Brick Close, Kiln Farm, Milton Keynes MK11 3LJ

	7	The transferor transfers the property to the transferee
Place 'X' in the appropriate box. State the currency unit if other than sterling. If none of the boxes apply, insert an appropriate memorandum in panel 11.	8	Consideration
		☒The transferor has received from the transferee for the property the following sum (in words and figures):Five Million Pounds (£5,000,000) plus VAT of One Million Pounds (£1,000,000)
		☐The transfer is not for money or anything that has a monetary value

		☐Insert other receipt as appropriate:
Place 'X' in any box that applies. Add any modifications.	9	The transferor transfers with
		☒full title guarantee
		☐limited title guarantee

Where the transferee is more than one person, place 'X' in the appropriate box.

Complete as necessary.

The registrar will enter a Form A restriction in the register unless:

-

an ‘X’ is placed:

-

in the first box, or

-

in the third box and the details of the trust or of the trust instrument show that the transferees are to hold the property on trust for themselves alone as joint tenants, or

-

it is clear from completion of a form JO lodged with this application that the transferees are to hold the property on trust for themselves alone as joint tenants.

Please refer to Joint property ownership and practice guide 24: private trusts of land for further guidance. These are both available on the GOV.UK website.

	10	Declaration of trust. The transferee is more than one person and
		☐they are to hold the property on trust for themselves as joint tenants
		☐they are to hold the property on trust for themselves as tenants in common in equal shares
		☐they are to hold the property on trust:

Insert here any required or permitted statement, certificate or application and any agreed covenants, declarations and so on.	11

Additional provisions

The Transferee with the object of affording the Transferor a full and sufficient indemnity but not further or otherwise covenants with the Transferor to comply with the obligations in the property and charges register of title so far as they affect the Property.

The transferor must execute this transfer as a deed using the space opposite. If there is more than one transferor, all must execute. Forms of execution are given in Schedule 9 to the Land Registration Rules 2003. If the transfer contains transferee’s covenants or declarations or contains an application by the transferee (such as for a restriction), it must also be executed by the transferee.

If there is more than one transferee and panel 10 has been completed, each transferee must also execute this transfer to comply with the requirements in section 53(1)(b) of the Law of Property Act 1925 relating to the declaration of a trust of land. Please refer to Joint property ownership and practice guide 24: private trusts of land for further guidance.

Remember to date this deed in panel 3.

	12	Execution Executed as a deed by BCP (MILTON KEYNES) LLP in the presence of …………………………….. SIGNATURE OF WITNESS Name: Address: Occupation:	……………….. Member
		Executed as a deed by WD-40 COMPANY LIMITED in the presence of: …………………………….. SIGANTURE OF WITNESS Name: Adam Bernstein Address: Occupation:	……………….. Director

WARNING

If you dishonestly enter information or make a statement that you know is, or might be, untrue or misleading, and intend by doing so to make a gain for yourself or another person, or to cause loss or the risk of loss to another person, you may commit the offence of fraud under section 1 of the Fraud Act 2006, the maximum penalty for which is 10 years’ imprisonment or an unlimited fine, or both.

Failure to complete this form with proper care may result in a loss of protection under the Land Registration Act 2002 if, as a result, a mistake is made in the register.

Under section 66 of the Land Registration Act 2002 most documents (including this form) kept by the registrar relating to an application to the registrar or referred to in the register are open to public inspection and copying.  If you believe a document contains prejudicial information, you may apply for that part of the document to be made exempt using Form EX1, under rule 136 of the Land Registration Rules 2003.

© Crown copyright (ref: LR/HO) 04/17